UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):      December 31, 2010

SeraCare Life Sciences, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34105	33-0056054
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

37 Birch Street, Milford, Massachusetts 01757
(Address of principal executive offices)

Registrant’s telephone number, including area code:       (508) 244-6400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2010, we entered into a severance agreement with William J. Smutny, our former Vice President, Sales and Marketing, relating to the termination of Mr. Smutny’s employment.  The severance agreement provides that Mr. Smutny’s employment with us terminated effective December 31, 2010.  Mr. Smutny agreed to certain covenants, including confidentiality and non-disparagement covenants, and provided a waiver and release of claims against us.  We agreed to pay Mr. Smutny severance of $124,000, payable in equal installments over the thirteen scheduled bi-weekly paydays following the effective date of the severance agreement.  In addition, the severance agreement provides that we will pay Mr. Smutny’s first month of COBRA insurance premiums.

The foregoing description of the severance agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the severance agreement, which is attached to this current report as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Severance Agreement dated as of December 31, 2010 by and between SeraCare Life Sciences, Inc. and William J. Smutny.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERACARE LIFE SCIENCES, INC.

By: /s/ Gregory A. Gould
Name: Gregory A. Gould
Title: Chief Financial Officer, Secretary and Treasurer

Dated:  January 12, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Severance Agreement dated as of December 31, 2010 by and between SeraCare Life Sciences, Inc. and William J. Smutny.